                                                    Exhibit (12)
                                                    Commonwealth Edison Company
                                                    Form 10-Q File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------

               Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
              Preferred and Preference Stock Dividend Requirements
             --------------------------------------------------------

                            - Thousands of Dollars -

                                                                              Twelve Months Ended
                                                                            -----------------------
Line                                                                        December 31,  March 31,
 No.                                                                            1993        1994
- - ----                                                                        ------------  ---------
 1   Net income                                                              $112,440      $ 86,794
                                                                             --------      --------

 2   Net provisions for income taxes and investment tax credits deferred
 3     charged to-
 4       Operations                                                          $ 65,827      $ 54,615
 5       Cumulative effect of change in accounting for income taxes            (9,738)           -
 6       Other income                                                         (30,753)      (22,614)
                                                                             --------      --------

 7                                                                           $ 25,336      $ 32,001
                                                                             --------      --------

 8   Fixed charges-
 9       Interest on debt                                                    $651,639      $642,291
10       Estimated interest component of nuclear fuel and
11         other lease payments, rentals and other interest                    49,021        51,936
12       Amortization of debt discount, premium and expense                    20,966        22,081
                                                                             --------      --------

13                                                                           $721,626      $716,308
                                                                             --------      --------

14   Preferred and preference stock dividend requirements-
15       Provisions for preferred and preference stock dividends             $ 66,052      $ 64,961
16       Taxes on income required to meet provisions for
17         preferred and preference stock dividends                            43,596        42,855
                                                                             --------      --------

18                                                                           $109,648      $107,816
                                                                             --------      --------

19   Fixed charges and preferred and preference stock
20     dividend requirements                                                 $831,274      $824,124
                                                                             --------      --------

21   Earned for fixed charges and preferred and preference stock
22     dividend requirements                                                 $859,402      $835,103
                                                                             --------      --------

23   Ratios of earnings to fixed charges (line 22 divided by line 13)            1.19          1.17
                                                                                 ====          ====

24   Ratios of earnings to fixed charges and preferred and preference
25     stock dividend requirements (line 22 divided by line 20)                  1.03          1.01
                                                                                 ====          ====